Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Foundation Inc. of our report dated February 26, 2021, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of First Foundation Inc. for the years ended December 31, 2020 and 2019, and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

San Ramon, California

July 21, 2021